Exhibit 3.169

CERTIFICATE OF FORMATION

OF

MIDWEST COAL RESOURCES, LLC

1.	The name of the limited liability company is Midwest Coal Resources, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Midwest Coal Resources, LLC this 27th day of June 2005.

By:	/s/ Bryan L. Sutter
Authorized Person
Name: Bryan L. Sutter

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Midwest Coal Resources, LLC, a Delaware limited liability company, and the names of the three (3) limited liability companies being merged into this surviving limited liability company are Black Beauty Holding Company, LLC, a Delaware limited liability company; PDC Partnership Holdings, LLC, a Delaware limited liability company; and Thoroughbred, L.L.C., a Delaware limited liability company.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Midwest Coal Resources, LLC.

FOURTH: The merger is to become effective upon receipt by Delaware Secretary of State.

FIFTH: The Agreement and Plan of Merger is on file at 701 Market Street, Suite 600, St Louis, Missouri 63101, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHF.REOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 17th day of November, AD., 2006.

MIDWEST COAL RESOURCES, LLC

By:	/s/ John F. Quinn, Jr.
John F. Quinn, Jr.
Its: Vice President

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

MIDWEST COAL RESOURCES, LLC

The name of the limited liability company is:

Midwest Coal Resources, LLC

2.	Article I of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Midwest Coal Resources, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 20th day of November, 2008.

Peabody Investments Corp. its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its: Assistant Secretary

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

PEABODY MIDWEST COAL RESOURCES, LLC

1.	The name of the limited liability company is:

Peabody Midwest Coal Resources, LLC

2.	Article 1 of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Midwest Operations, LLC”

3.	This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware. IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Amendment this 10th day of December, 2008.

Peabody Operations Holding, LLC its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
its: Assistant Secretary